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                                                                   EXHIBIT 10.26
                                                                   -------------
                                PROMISSORY NOTE
                                ---------------

May 13, 1996                                                    $2,054,291.33


     For Value Received, the undersigned promises to pay to the order of Pace Holdings, Inc. ("Pace") Two Million Fifty-Four Thousand Two Hundred Ninety-One and /33//100 DOLLARS ($2,054,291.33) with interest from the date hereof on the outstanding principal amount at the rate of 5 3/4% per annum. The entire principal amount and all unpaid interest shall be due and payable on September 15, 1996.

     Should the interest rate provided herein exceed the maximum allowable rate ("Maximum Rate") under any applicable usury or similar law, the interest rate under this law shall be the Maximum Rate.

     The undersigned may, at any time or times, prepay all or any part of the unpaid principal and interest then accrued thereon, without premium or penalty.

     Upon the occurrence of any of the following events of default, the entire unpaid balance of principal, together with the accrued interest thereon, shall, at the election of the legal holder hereof, become due and payable immediately and without notice to the undersigned:

     (1)  The undersigned shall fail to make any payment hereunder when due;

     (2) The assignment by the undersigned of his assets for the benefit of his creditors;

     (3) The failure of the undersigned to pay when due, on demand, by acceleration or otherwise, any amount of principal or interest due and owing to any bank, insurance company, mortgage company, savings and loan association or similar institution where the consequence of such failure is or could be any such institution declaring all or any portion of such indebtedness immediately due and payable prior to maturity;

     (4) The commencement by the undersigned of voluntary proceedings under the Federal Bankruptcy Act or any State bankruptcy or insolvency statute or for the appointment of a receiver, for any of his property; or

     (5) The adjudication of the undersigned as a bankrupt or insolvent or the entry of a decree appointing a receiver for the undersigned in involuntary proceedings and the failure of such adjudication or decree to be set aside or abated within thirty (30) days.

     If this Note or any installment thereof or any interest thereon is not paid when due, by reason of acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, the undersigned promises to pay, in addition to the amount due hereon, the reasonable costs and expenses of collection hereof, including a reasonable sum for attorneys' fees.
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     The holder of this Note shall have the right to set-off and deduct any amount evidenced by this Note then due and payable against any obligation owed to the undersigned by the holder (or any affiliate of the holder) in any capacity whatsoever, except this right of set off shall not apply to the Pace 7.125% Promissory Note dated May 13, 1996 in the original principal amount of $1,098,678.70.

     The undersigned hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest.

     This Note shall be governed by and interpreted under the internal laws (ignoring principles of conflicts of laws) of the State of Missouri.


                                        /s/ Bob L. Gaddy
                                        ----------------------------------
                                        Bob L. Gaddy, an individual


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